Williams Scotsman Announces First Quarter 2018 Results and Reaffirms 2018 Outlook
BALTIMORE (May 3, 2018) - WillScot Corporation (NASDAQ: WSC) (“Williams Scotsman” or the "Company") today announced its first quarter 2018 financial results and reaffirmed its outlook for 2018.
Williams Scotsman First Quarter 2018 Highlights1,2

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Revenues of $134.8 million, representing a 35.8% (or $35.5 million) year over year increase, driven by organic growth of approximately 12.0% in our Modular - US Segment and further accelerated by Acton Mobile ("Acton") and Tyson Onsite ("Tyson") acquisitions.

◦
Modular - US modular space average monthly rental rate of $533, or a 3.9% year over year increase. Pro-forma, including results of Williams Scotsman, Acton, and Tyson for all periods presented, monthly rental rates increased 9.9% year over year.

◦
Modular - US average modular space units on rent increased 13,583, or a 38.7% year over year increase, including both organic growth and growth from recent acquisitions, and average modular space utilization decreased 50 basis points (“bps”) to 71.8% as a result of businesses acquired at lower utilization rates. Pro-forma, including results of Williams Scotsman, Acton and Tyson for all periods presented, units on rent increased 2.9% year over year.

•
Consolidated net loss of $6.8 million includes $3.2 million of discrete professional fees, restructuring costs, transaction expenses and integration costs related to the integration of Acton and the acquisition and integration of Tyson, and $3.5 million of public company expenses incurred in the quarter.

•
Adjusted EBITDA of $35.5 million from our Modular - US and Modular - Other North America segments (the “Modular Segments”), representing a 32.5% (or $8.7 million) year over year increase as compared to the same period in 2017.

•	We continued to deploy our acquisition strategy and made significant progress on the integration of Acton.

◦	On January 3, 2018, the Company acquired Tyson, a provider of modular space rental services primarily in Indiana, Illinois and Missouri.

◦	We completed integration planning for the Acton business, purchased December 20, 2017, and migrated Acton onto the Williams Scotsman operating platform effective April 3, 2018.

	Three Months Ended March 31,
Adjusted EBITDA by Segment (in thousands)	2018	2017
Modular - US	$32,612	$23,683
Modular - Other North America	2,880	3,119
Modular Segments Adjusted EBITDA	35,492	26,802
Corporate and Other	—	(4,856)
Consolidated Adjusted EBITDA	$35,492	$21,946

	Three Months Ended March 31,
(in thousands)	2018	2017
Consolidated net loss	$(6,835)	$(10,179)
1 - WillScot Corporation (formerly known as Double Eagle Acquisition Corp.) acquired Williams Scotsman International, Inc. (“WSII”) on November 29, 2017 (the "Business Combination"). The Business Combination was accounted for as a reverse acquisition of Double Eagle Acquisition Corp. by WSII. Prior to completing the Business Combination, WSII’s parent company undertook an internal restructuring in which WSII’s remote accommodations business was removed from WSII. Financial results from WSII’s former remote accommodations business are presented as discontinued operations in the financial statements. As a result of the Business Combination, (i) Williams Scotsman’s consolidated financial results for periods prior to November 29, 2017, reflect the financial results of WSII and its consolidated subsidiaries, as the accounting predecessor to Williams Scotsman, and (ii) for periods from and after this date, Williams Scotsman’s financial results reflect those of Williams Scotsman and its consolidated subsidiaries (including WSII and its subsidiaries) as the successor following the Business Combination.
2 - Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA, as well as segment-level results to net loss, have been provided in the financial statement tables included in this press release. An explanation of these non-GAAP financial measures is included below under the heading “Non-GAAP Financial Measures.” Please see the non-GAAP reconciliation tables included at the end of this press release.

Brad Soultz, President and Chief Executive Officer of Williams Scotsman commented, “We are delighted with our first quarter results, which are in line with our full-year outlook for 2018. We are seeing strength across all end markets in the United States and continued penetration of value-added products and services, which is driving our organic growth. We made significant progress in the first quarter integrating the recent acquisitions of Acton and Tyson, which puts us on track to deliver the synergies that we anticipated and validates the scalability of our operating platform. In particular, Tyson migrated onto our information systems within three weeks post-closing, and Acton migrated onto our systems on April 3, approximately three months post-closing.
"We continue to focus on our priorities of growing modular leasing revenues by increasing modular space units on rent, both organically, and through strategic acquisitions in order to deliver "Ready to Work" solutions to our customers. In our Modular - US segment in particular, modular space units on rent are up 38.7% in the first quarter driving total revenues up 39.7% year over year. Modular Segments' Adjusted EBITDA is up 32.5% year over year driven both by organic growth and from the contributions from Acton and Tyson."
First Quarter 2018 Results
Total consolidated revenues increased 35.8% to $134.8 million, as compared to $99.3 million in the prior year quarter.

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Modular - US segment revenue increased 39.7% to $122.1 million, as compared to $87.4 million in the prior year quarter, with modular space average units on rent up 38.7% and average monthly rental rate up 3.9% compared to the prior year quarter. On a pro-forma basis, including results of Williams Scotsman, Acton, and Tyson for all periods presented, total revenues in the Modular - US segment increased $10.7 million, or 9.6% year over year, primarily reflecting a 2.9% increase in average modular space units on rent, and a 9.9% increase in average modular space monthly rental rates, offset partially by reduced sales of rental units.

•
Modular - Other North America segment revenue increased 5.0% to $12.7 million, compared to $12.1 million in the prior year quarter, with modular space average units on rent up 13.3% and average monthly rental rate up 2.1% compared to the prior year quarter.

The Modular Segments delivered Adjusted EBITDA of $35.5 million, up 32.5% compared to $26.8 million in the prior year quarter. Modular - US segment Adjusted EBITDA increased 37.6% to $32.6 million, and Modular - Other North America segment Adjusted EBITDA decreased $0.2 million to $2.9 million from the prior year quarter. Consolidated Adjusted EBITDA increased 62.1% to $35.5 million, as compared to $21.9 million in the prior year quarter.
Consolidated net loss was $6.8 million, including $3.2 million of discrete professional fees, restructuring costs, transaction expenses and integration costs incurred, primarily related to the integration of Acton and the acquisition and integration of Tyson. We anticipate cost savings related to these acquisitions to start being realized in the second quarter of 2018. Consolidated net loss also includes $3.5 million of public company expenses incurred in the quarter, which is consistent with full year guidance.
Capital expenditures for rental equipment from continuing operations increased $9.4 million, or 41.4%, to $32.1 million for the three months ended March 31, 2018, from $22.7 million for the three months ended March 31, 2017. Net capital expenditures for rental equipment also increased $7.2 million, or 42.9%, to $24.0 million. The increase was largely funded by $7.5 million of insurance proceeds received in the quarter related to losses incurred during Hurricane Harvey. During the three months ended March 31, 2018, the Company’s total debt balance increased by $37.3 million to $664.1 million due to the acquisition of Tyson, as well to fund a $22.8 million reduction of accounts payable and accrued liabilities related to the Business Combination and certain aged accounts. As of March 31, 2018, the Company had $243.8 million of availability under its senior secured revolving credit facility, with ample liquidity to execute upon its 2018 Outlook.
2018 Outlook
Management reaffirmed the Company's outlook for full year 2018, inclusive of the Acton and Tyson acquisitions. This guidance is subject to the risks and uncertainties described in the "Forward-Looking Statements" below:

•	Total revenue between $560.0 million and $600.0 million

•	Adjusted EBITDA between $165.0 million and $175.0 million, 33% to 41% growth over 2017

•	Net rental capital expenditures after proceeds from rental unit sales between $70.0 million and $100.0 million
Annual Meeting Date
The Company’s annual meeting of stockholders will occur on June 19, 2018, at 9 a.m. Eastern Time at our corporate headquarters located at 901 S. Bond St., Suite 600, Baltimore, Maryland. The record date for determination of stockholders entitled to vote at the annual meeting will be April 23, 2018.
Non-GAAP Financial Measures
This press release includes non-GAAP financial measures, including Adjusted EBITDA. Williams Scotsman believes that this non-GAAP measure is useful to investors because it (i) allows investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) is used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of Williams Scotsman to its competitors; and (iv) provides an additional tool for investors to use in evaluating ongoing operating results and trends. A metric similar to Adjusted EBITDA is also used to evaluate Williams Scotsman’s ability to service its debt. This non-GAAP measure should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore Williams Scotsman’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. For reconciliation of the non-GAAP measures used in this press release, see “Reconciliation of non-GAAP Financial Measures" included in this press release.
Conference Call Information
Williams Scotsman will host a conference call and webcast to discuss its first quarter results at 10 a.m. Eastern Time on Friday, May 4, 2018. The live call can be accessed by dialing (855) 312-9420 (US/Canada toll-free) or (210) 874-7774 (international) and asking to be connected to the Williams Scotsman call. A live webcast will also be accessible via the "Events & Presentations" section of the Company's investor relations website https://investors.willscot.com. Choose "Events" and select the information pertaining to the Q1 WSC Earnings Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available for 60 days on the Company’s investor relations website.
About WillScot Corporation
Headquartered in Baltimore, Maryland, WillScot Corporation is the public holding company for the Williams Scotsman family of companies in the United States, Canada and Mexico. WillScot Corporation trades on the NASDAQ stock exchange under the ticker symbol "WSC." Williams Scotsman is a specialty rental services market leader providing innovative modular space and portable storage solutions across North America. Williams Scotsman is the modular space supplier of choice for the construction, education, health care, government, retail, commercial, transportation, security and energy sectors. With over half a century of innovative history, organic growth and strategic acquisitions, its branch network includes over 100 locations, its fleet comprises nearly 100,000 modular space and portable storage units and its customer base has grown to approximately 35,000.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimates,” “expects,” “anticipates,” “believes,” “forecasts,” “plans,” “intends,” “may,” “will,” “should,” “shall” and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although Williams Scotsman believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations; our ability to manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs adversely affecting our profitability; potential litigation involving our Company; general economic and market conditions impacting demand for our products and services; implementation of tax reform; our ability to implement and maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the Securities and Exchange Commission (“SEC”) from time to time (including our Form 10-K for the year ending December 31, 2017), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date which it is made, and Williams Scotsman disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Additional Information and Where to Find It
Additional information about the transaction can be found on the Williams Scotsman investor relations website at https://investors.willscot.com.

WillScot Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except share data)	2018	2017
Revenues:
Leasing and services revenue:
Modular leasing	$97,262	$68,987
Modular delivery and installation	26,250	19,004
Sales:
New units	7,428	5,486
Rental units	3,811	5,844
Total revenues	134,751	99,321
Costs:
Costs of leasing and services:
Modular leasing	27,162	19,102
Modular delivery and installation	25,521	18,133
Costs of sales:
New units	4,987	3,720
Rental units	2,315	3,708
Depreciation of rental equipment	23,845	16,720
Gross Profit	50,921	37,938
Expenses:
Selling, general and administrative	45,214	32,761
Other depreciation and amortization	2,436	1,941
Restructuring costs	628	284
Currency losses (gains), net	1,024	(2,002)
Other (income) expense, net	(2,845)	130
Operating income	4,464	4,824
Interest expense	11,719	24,661
Interest income	—	(2,584)
Loss from continuing operations before income tax	(7,255)	(17,253)
Income tax benefit	(420)	(4,869)
Loss from continuing operations	(6,835)	(12,384)
Income from discontinued operations, net of tax	—	2,205
Net loss	(6,835)	(10,179)
Net loss attributable to non-controlling interest, net of tax	(648)	—
Total loss attributable to WSC	$(6,187)	$(10,179)

Net (loss) income per share attributable to WSC – basic and diluted
Continuing operations	$(0.08)	$(0.85)
Discontinued operations	$—	$0.15
Net loss per share	$(0.08)	$(0.70)
Weighted average shares
Basic and diluted	77,189,774	14,545,833
Cash dividends declared per share	—	—

Unaudited Segment Operating Data

	Three Months Ended March 31, 2018
(in thousands, except for units on rent and rates)	Modular - US	Modular - Other North America	Corporate & Other	Total
Revenue	$122,087	$12,664	$—	$134,751
Gross profit	$46,808	$4,113	$—	$50,921
Adjusted EBITDA	$32,612	$2,880	$—	$35,492
Capital expenditures for rental equipment	$30,524	$1,560	$—	$32,084
Modular space units on rent (average during the period)	48,657	5,455	—	54,112
Average modular space utilization rate	71.8%	56.6%	—%	69.9%
Average modular space monthly rental rate	$533	$541	$—	$534
Portable storage units on rent (average during the period)	13,625	362	—	13,986
Average portable storage utilization rate	70.8%	55.8%	—%	70.3%
Average portable storage monthly rental rate	$118	$116	$—	$118

	Three Months Ended March 31, 2017
(in thousands, except for units on rent and rates)	Modular - US	Modular - Other North America	Corporate & Other	Total
Revenue	$87,415	$12,059	$(153)	$99,321
Gross profit	$33,815	$4,266	$(143)	$37,938
Adjusted EBITDA	$23,683	$3,119	$(4,856)	$21,946
Capital expenditures for rental equipment	$22,049	$628	$—	$22,677
Modular space units on rent (average during the period)	35,074	4,813	—	39,887
Average modular space utilization rate	72.3%	48.9%	—%	68.3%
Average modular space monthly rental rate	$513	$530	$—	$515
Portable storage units on rent (average during the period)	12,724	359	—	13,083
Average portable storage utilization rate	74.6%	52.7%	—%	73.7%
Average portable storage monthly rental rate	$113	$110	$—	$113

WillScot Corporation
Consolidated Balance Sheets

(in thousands, except share data)	March 31, 2018 (unaudited)	December 31, 2017

Assets
Cash and cash equivalents	$2,861	$9,185
Trade receivables, net of allowances for doubtful accounts at March 31, 2018 and December 31, 2017 of $5,659 and $4,845, respectively	94,377	94,820
Inventories	10,336	10,082
Prepaid expenses and other current assets	13,518	13,696
Total current assets	121,092	127,783
Rental equipment, net	1,065,988	1,040,146
Property, plant and equipment, net	82,944	83,666
Goodwill	32,972	28,609
Intangible assets, net	126,059	126,259
Other non-current assets	3,418	4,279
Total long-term assets	1,311,381	1,282,959
Total assets	$1,432,473	$1,410,742
Liabilities
Accounts payable	46,887	57,051
Accrued liabilities	41,508	48,912
Accrued interest	8,723	2,704
Deferred revenue and customer deposits	48,676	45,182
Current portion of long-term debt	1,884	1,881
Total current liabilities	147,678	155,730
Long-term debt	662,199	624,865
Deferred tax liabilities	119,209	120,865
Deferred revenue and customer deposits	6,038	5,377
Other non-current liabilities	19,250	19,355
Long-term liabilities	806,696	770,462
Total liabilities	$954,374	$926,192
Commitments and contingencies
Class A common stock: $0.0001 par, 400,000,000 shares authorized at March 31, 2018 and December 31, 2017; 84,644,774 shares issued and outstanding at both March 31, 2018 and December 31, 2017	8	8
Class B common stock: $0.0001 par, 100,000,000 shares authorized at March 31, 2018 and December 31, 2017; 8,024,419 shares issued and outstanding at both March 31, 2018 and December 31, 2017	1	1
Additional paid-in-capital	2,122,047	2,121,926
Accumulated other comprehensive loss	(51,798)	(49,497)
Accumulated deficit	(1,640,466)	(1,636,819)
Total shareholders' equity	429,792	435,619
Non-controlling interest	48,307	48,931
Total equity	478,099	484,550
Total liabilities and equity	$1,432,473	$1,410,742

Reconciliation of non-GAAP Financial Measures
Net Loss to Adjusted EBITDA non-GAAP Reconciliations
We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. Our Adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations:

•
Currency (gains) losses, net: on monetary assets and liabilities denominated in foreign currencies other than the subsidiaries’ functional currency. Substantially all such currency gains (losses) are unrealized and attributable to financings due to and from affiliated companies.

•	Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.

•	Restructuring costs associated with restructuring plans designed to streamline operations and reduce costs.

•	Costs to integrate acquired companies.

•	Non-cash charges for stock compensation plans.

•	Other expense includes consulting expenses related to certain one-time projects, financing costs not classified as interest expense and gains and losses on disposals of property, plant, and equipment.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider the measure in isolation or as a substitute for net income (loss), cash flow from operations or other methods of analyzing WSC’s results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect changes in, or cash requirements, for our working capital needs;

•	Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•	Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;

•	Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered as discretionary cash available to reinvest in the growth of our business or as measures of cash that will be available to meet our obligations.
The table below presents the unaudited reconciliation of net loss calculated in accordance with GAAP to Adjusted EBITDA. See “Non-GAAP Financial Measures” above for further information regarding the Company’s use of non-GAAP financial measures.

	Three Months Ended March 31,
(in thousands)	2018	2017
Net loss	$(6,835)	$(10,179)
Income from discontinued operations, net of tax	—	2,205
Loss from continuing operations	(6,835)	(12,384)
Income tax benefit	(420)	(4,869)
Loss from continuing operations before income tax	(7,255)	(17,253)
Interest expense, net	11,719	22,077
Depreciation and amortization	26,281	18,661
Currency losses (gains), net	1,024	(2,002)
Restructuring costs	628	284
Integration costs	2,630	—
Stock compensation expense	121	—
Other expense	344	179
Adjusted EBITDA	$35,492	$21,946

Loss from Continuing Operations to Adjusted EBITDA non-GAAP Reconciliations
The following tables present unaudited reconciliations of the Company’s loss from continuing operations before income tax to Adjusted EBITDA by segment for the three months ended March 31, 2018 and 2017, respectively:

	Three Months Ended March 31, 2018
(in thousands)	Modular - US	Modular - Other North America	Total
Loss from continuing operations before income taxes	$(5,308)	$(1,947)	$(7,255)
Interest expense, net	11,160	559	11,719
Depreciation and amortization	22,892	3,389	26,281
Currency losses, net	157	867	1,024
Restructuring costs	618	10	628
Integration costs	2,630	—	2,630
Stock compensation expense	121	—	121
Other expense	342	2	344
Adjusted EBITDA	$32,612	$2,880	$35,492

	Three Months Ended March 31, 2017
(in thousands)	Modular - US	Modular - Other North America	Corporate & Other	Total
Loss from continuing operations before income taxes	$(5,530)	$(1,016)	$(10,707)	$(17,253)
Interest expense, net	15,559	1,178	5,340	22,077
Depreciation and amortization	15,163	3,142	356	18,661
Currency gains, net	(1,599)	(187)	(216)	(2,002)
Restructuring costs	—	—	284	284
Other expense	90	2	87	179
Adjusted EBITDA	$23,683	$3,119	$(4,856)	$21,946
Net Capital Expenditures for Rental Equipment non-GAAP Reconciliation
The following table provides an unaudited reconciliation of purchase of rental equipment to Net Capital Expenditures for Rental Equipment:

	Three Months Ended March 31,
(in thousands)	2018	2017
Total purchase of rental equipment	$(32,084)	$(24,897)
Total purchases of rental equipment from discontinued operations	—	(2,220)
Total purchases of rental equipment from continuing operations	(32,084)	(22,677)
Proceeds from sale of rental equipment	8,128	5,844
Net Capital Expenditures for Rental Equipment	$(23,956)	$(16,833)
Contact Information

Investor Inquiries: Mark Barbalato investors@willscot.com

Media Inquiries: Scott Junk scott.junk@willscot.com